                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 4, 1997


                            ENVIROTEST SYSTEMS CORP.
                            ------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                  0-21454                  06-0914220
          --------                ------------              -------------
(State or other jurisdiction      (Commission               (IRS Employer
      of incorporation)             File Number)        (Identification Number)

                         ENVIROTEST TECHNOLOGIES, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)

          Delaware           33-57384-01, 033-75406-01       36-2680300
          --------           -------------------------  ----------------------
(State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)              File Number)       (Identification Number)


                                246 Sobrante Way
                          Sunnyvale, California 94086
                                 (408) 774-6300
              (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)
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Item 5.  Other Events


        On July 30, 1997, Envirotest Systems Corp. (the "Company") announced in its Form 10-Q that the State of California had elected to terminate the Company's contract to provide remote sensing services as of March 31, 1997.
The contract was expected to extend through June 30, 1998 and provide $2.3 million of revenue to the Company. The termination was related to the State's decision to reassess its future vehicle emissions testing program.

        On August 19, 1997 the Company disclosed in its Schedule 13E-4, filed with the Securities and Exchange Commission on August 19, 1997 in connection with its offer to purchase for cash up to 4,444,444 shares of its Class A Common Stock, par value $.01 per share, that it expected to enter into an agreement with the State of California, which would resolve the issues related to the termination of the Company's contract with the State.

        Such agreement was executed on August 19, 1997. On September 4, 1997, the State of California tendered a payment of $2.65 million, inclusive of outstanding receivables, to the Company.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                ENVIROTEST SYSTEMS, CORP.


                                ENVIROTEST TECHNOLOGIES, INC.


Dated: September 5, 1997        By: /s/ RAJ MODI
                                   ---------------------------------
                                Name: Raj Modi